Exhibit 99.1

CORRECTING and REPLACING Biomet Announces Fourth Quarter and Fiscal Year 2013 Preliminary Financial Results

CORRECTION...by Biomet, Inc.

WARSAW, Ind.—(BUSINESS WIRE)—Please replace the release with the following corrected version.

The corrected release reads:

BIOMET ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2013 PRELIMINARY FINANCIAL RESULTS

WARSAW, Ind., July 11, 2013 – Biomet, Inc. announced today preliminary financial results for its fourth quarter and fiscal year ended May 31, 2013. The final results for the three and twelve months ended May 31, 2013 will be made available to the public with the filing of Biomet’s Form 10-K for fiscal year 2013 and will include the finalization of a non-cash goodwill and intangible asset impairment charge as further described below and certain income tax accounts.

Fourth Quarter Preliminary Financial Results

•	Consolidated net sales increased 6.0% (7.6% constant currency) worldwide to approximately $784 million

•	S.E.T. sales increased 62.1% (65.3% constant currency) worldwide to approximately $160 million

•	Excluding the Trauma Acquisition, S.E.T. sales increased 6.4% (8.1% constant currency) worldwide

•	Extremity sales grew 21.5% (22.3% constant currency) worldwide

Consolidated net sales in the quarter grew 6.0% to $783.9 million, compared to net sales of $739.5 million during the fourth quarter of fiscal year 2012. Excluding the effect of foreign currency, consolidated net sales increased 7.6% during the fourth quarter. U.S. net sales increased 6.1% during the fourth quarter to $466.3 million, while Europe net sales increased 3.5% (4.9% constant currency) to $188.7 million and International (primarily Canada, South America, Mexico and the Pacific Rim) net sales grew at a rate of 9.6% (17.2% constant currency) to $128.9 million. We recorded the same number of selling days on a consolidated company basis during the fourth quarter of fiscal year 2013 compared to the fourth quarter of fiscal year 2012.

Preliminary special items (pre-tax) totaled $135.4 million during the fourth quarter of fiscal year 2013, compared to $607.2 million during the fourth quarter of fiscal year 2012.

The Company recently completed its annual impairment testing for goodwill and intangibles. Upon completion of this analysis, the Company concluded that certain indicators were present that suggested impairment may exist for its Europe reporting unit’s goodwill. The Company is in the process of performing additional valuation work to determine the potential impairment of goodwill and intangibles. As of May 31, 2013, the carrying value of goodwill and other intangible assets for the Europe reporting unit were approximately $237.9 million and $288.0 million, respectively. The Company expects to complete the valuation process and record any impairment charges prior to filing its annual report on Form 10-K for fiscal year 2013.

Preliminary reported operating income was $100.7 million during the fourth quarter of fiscal year 2013, compared to an operating loss of $378.0 million during the fourth quarter of fiscal year 2012. Excluding special items, adjusted operating income totaled $223.4 million during the fourth quarter of fiscal year 2013, compared to $229.2 million during the prior year period.

Preliminary reported net income in the quarter was $20.5 million, compared to a net loss of $389.1 million during the fourth quarter of the prior year. Excluding special items, adjusted net income totaled $133.0 million during the fourth quarter of fiscal year 2013, compared to $105.1 million for the fourth quarter of fiscal year 2012.

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) during the fourth quarter of fiscal year 2013 totaled $275.9 million, or 35.2% of net sales, compared to $277.7 million, or 37.6% of net sales, for the fourth quarter of fiscal year 2012.

Interest expense decreased to $88.0 million during the fourth quarter of fiscal year 2013, compared to $116.4 million at the end of the fourth quarter of 2012, primarily due to lower average interest rates on our term loans and lower bond interest as a result of refinancing activities.

Reported cash flow from operations totaled $194.7 million during the fourth quarter of fiscal year 2013, compared to reported cash flow from operations of $86.0 million for the fourth quarter of fiscal year 2012. Free cash flow (operating cash flow minus capital expenditures) was $140.4 million, which reflected $73.1 million of cash interest paid in the quarter, compared to free cash flow of $29.4 million, reflecting $183.1 million of cash interest paid during the fourth quarter of fiscal year 2012.

The following table provides fourth quarter net sales performance by product category:

	Fourth Quarter Net Sales Performance

	(in millions, except percentages, unaudited)

	Worldwide Reported Quarter 4 -FY 2013	Worldwide Reported Growth %	Worldwide CC Growth %*	United States Growth %
Large Joint Reconstructive	$435.2	(1.0)%	0.7%	0.7%
Knees		(1.4)%	0.1%	0.1%
Hips		(0.3)%	1.8%	2.2%
Bone Cement and Other		(1.2)%	(0.7)%	(2.9)%
Sports, Extremities, Trauma (S.E.T.)	159.2	62.1%	65.3%	55.8%
Sports Medicine		(0.2)%	1.3%	(4.4)%
Extremities		21.5%	22.3%	28.2%
Trauma		257.9%	267.2%	249.1%
Spine & Bone Healing**	67.0	(18.2)%	(17.8)%	(18.8)%
Spine		(8.6)%	(8.1)%	(7.5)%
Bone Healing**		(48.1)%	(48.1)%	(48.3)%
Dental	68.5	(1.0)%	0.2%	1.5%
Other	54.0	6.7%	6.8%	1.7%

Net Sales	$783.9	6.0%	7.6%	6.1%

Net Sales excluding Trauma Acquisition and Bracing Divestiture* **		(0.3)%	1.1%	0.9%
Sports, Extremities, Trauma (S.E.T.) excluding Trauma Acquisition*		6.4%	8.1%	10.1%
Trauma excluding Trauma Acquisition*		(11.2)%	(9.3)%	(8.5)%

*	See Non-GAAP Financial Measures Disclosure

**	The Bracing Divestiture closed on February 28, 2013

Full Year Preliminary Financial Results

•	Consolidated net sales grew 7.6% (9.3% constant currency) worldwide to approximately $3.053 billion

•	S.E.T. sales increased 66.0% (68.4% constant currency) worldwide

•	Excluding the Trauma Acquisition, S.E.T. sales grew 9.1% (10.5% constant currency) worldwide

•	Extremity sales increased 18.9% (19.8% constant currency) worldwide

Consolidated net sales increased 7.6% during the twelve months ended May 31, 2013 to $3,052.9 million, compared to net sales of $2,838.1 million for the year ended May 31, 2012. Excluding the effect of foreign currency, consolidated net sales increased 9.3% during the year ended May 31, 2013. U.S. net sales increased 8.7% to $1,862.2 million, while Europe net sales increased 1.1% (5.3% constant currency) to $710.2 million and International (primarily Canada, South America, Mexico and the Pacific Rim) net sales increased 13.8% (18.4% constant currency) to $480.5 million for the year.

Preliminary special items (pre-tax) totaled $985.3 million during fiscal year 2013, including a $327.4 million non-cash goodwill and intangible asset impairment charge related to our dental reconstructive reporting unit, compared to $940.7 million during fiscal year 2012.

Preliminary reported operating income was $75.5 million during fiscal year 2013, compared to an operating loss of $93.4 million during fiscal year 2012. Excluding special items, adjusted operating income totaled $880.1 million during the fiscal year ended May 31, 2013, compared to $847.3 million for the year ended May 31, 2012.

Preliminary reported net loss during the year ended May 31, 2013 was $381.7 million, compared to a net loss of $458.8 million during the year ended May 31, 2012. Excluding special items, adjusted net income totaled $368.0 million during the fiscal year ended May 31, 2013, compared to $251.8 million for the year ended May 31, 2012.

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) totaled $1,077.3 million, or 35.3% of net sales, during fiscal year 2013, compared to $1,031.1 million, or 36.3% of net sales, for fiscal year 2012.

Interest expense decreased to $398.8 million during fiscal year 2013, compared to $479.8 million during fiscal year 2012, primarily due to lower average interest rates on our term loans and lower bond interest as a result of refinancing activities.

Reported cash flow from operations totaled $468.5 million during the year ended May 31, 2013, compared to reported cash flow from operations of $377.3 million for the year ended May 31, 2012. Free cash flow (operating cash flow minus capital expenditures) was $264.5 million, which reflected $388.6 million of cash interest paid during fiscal year 2013, compared to free cash flow of $198.0 million during fiscal year 2012, which reflected $477.1 million of cash interest paid.

At May 31, 2013, reported gross debt was $5,966.4 million, and cash and cash equivalents, as defined in the Company’s Amended and Restated Credit Agreement dated August 2, 2012, totaled $355.6 million, resulting in net debt of $5,610.8 million, compared to $5,335.4 million at May 31, 2012, reflecting the impact of the Trauma Acquisition, our debt refinancing activities and foreign currency translation on our Euro-denominated debt.

Biomet’s senior secured leverage ratio as of May 31, 2013 was 2.73 times the last twelve months (“LTM”) adjusted EBITDA, as defined by our credit agreement, compared to 4.01 times at May 31, 2008, the first fiscal year-end following the Merger. The total (net debt) leverage ratio was 5.21 times LTM adjusted EBITDA at May 31, 2013, compared to 6.97 times at May 31, 2008.

Biomet’s President and CEO Jeffrey R. Binder stated, “Our consolidated net sales for fiscal 2013 increased 8% on a reported basis and grew 9% at constant currency, resulting in another record year of net sales. Our combined hip and knee constant currency growth of 2% for the year was generally in line with the market - not to our standard of clear above market growth, but we’re working on the product introductions that we believe will return us to that standard. We believe that our large joint reconstructive business provides us with a strong and stable base and we disagree strongly with those who believe that there are few opportunities for innovation and differentiation. We’re working hard to prove the naysayers wrong.

Fiscal 2013 was a very important year for our SET franchise, which had a fabulous year. We began the phased closing of our trauma acquisition last June and the team did a great job with the execution of the integration throughout the year. Overall, S.E.T. sales reached $600 million for the full fiscal year, representing 20% of our worldwide consolidated net sales. Even if we exclude the trauma acquisition from our results, our full fiscal year S.E.T. sales still grew at a rate of greater than 10% at constant currency, led by continued strong double digit growth in our extremities product line. In fact, we believe that Biomet will be the number one shoulder replacement company in the United States in calendar 2013. We’re encouraged by the momentum in our S.E.T. and Microfixation businesses during fiscal year 2013 and we’re excited by the growth potential we see in our Spine, Dental and Biologics businesses.

All in all, the team’s strong performance enabled Biomet to pass the $3 billion sales mark this year and deliver $1,077 million of adjusted EBITDA (35.3% of net sales). We’re also very pleased with our strong adjusted net income of $368 million this year, an increase of 46% compared to the prior fiscal year, largely due to a reduction in interest expense. As we look out into fiscal 2014 and beyond, we’re proud of having reached the $3 billion sales milestone and we’re optimistic about the opportunities that lie ahead.”

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses large joint reconstructive products, including orthopedic joint replacement devices, and bone cements and accessories; sports medicine, extremities and trauma products, including internal and external orthopedic fixation devices; spine and bone healing products, including spine hardware, spinal stimulation devices, and orthobiologics, as well as electrical bone growth stimulators; dental reconstructive products; and other products, including microfixation products and autologous therapies. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Contacts

For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer, at (574) 372-1687 or Barbara Goslee, Director, Investor Relations at (574) 372-1514.

Financial Schedule Presentation

The Company’s unaudited condensed consolidated financial statements as of and for the three and twelve months ended May 31, 2013 and 2012 and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (except with respect to certain non-GAAP financial measures discussed below), and reflects purchase accounting adjustments related to the Merger referenced below and the Trauma Acquisition.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of the ongoing investigation by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the ability of the Company to successfully integrate the Trauma Acquisition; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; the impact of product liability litigation losses; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

*Non-GAAP Financial Measures:

Management uses non-GAAP financial measures, such as net sales excluding the impact of the Trauma Acquisition, Bracing Divestiture and certain Royalties, foreign currency (constant currency), operating income as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted, net income as adjusted, gross profit as adjusted, selling, general and administrative expense as adjusted, research and development expense as adjusted, cash and cash equivalents (as defined by our credit agreement), net debt, senior secured leverage ratio, total leverage ratio, free cash flow, and unlevered free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included elsewhere in the press release.

The term “adjusted” or “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization, other (income) expense, and/or exclude certain expenses as defined by our credit agreement, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, loss on extinguishment of debt, certain non-cash charges, advisory fees paid to the Company’s private equity owners, certain severance charges, purchase accounting costs, stock-based compensation, litigation costs, and other related charges.

These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the United States. Biomet management believes that these non-GAAP financial measures provide useful information to investors; however, this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

Non-GAAP Reconciliation

A reconciliation of reported results to adjusted results is included in this press release, which is also posted on Biomet’s website: www.biomet.com

Reclassifications

Certain prior period amounts have been reclassified to conform to the current presentation. The current presentation aligns with how the Company presently reports sales and markets its products.

The Merger

Biomet, Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc., which we refer to in this press release as the “Merger”, on September 25, 2007. LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG Global.

Trauma Acquisition

On May 24, 2012, DePuy Orthopaedics, Inc. accepted the Company’s binding offer to purchase certain assets representing substantially all of DePuy’s worldwide trauma business (“Trauma Acquisition”), which involves researching, developing, manufacturing, marketing, distributing and selling products to treat certain bone fractures or deformities in the human body, including certain intellectual property assets, and to assume certain liabilities, for approximately $280.0 million in cash. On June 15, 2012, the Company announced the initial closing of the transaction. During the first and second quarters of fiscal year 2013 subsequent closings in various foreign countries occurred on a staggered basis, with the final closing occurring on December 7, 2012. The Company acquired the DePuy worldwide trauma business to strengthen its trauma business and to continue to build a stronger presence in the global trauma market.

Bracing Divestiture

On February 28, 2013, the Company divested certain assets representing substantially all of the Company’s bracing business (“Bracing Divestiture”).

Royalties

The Company is currently receiving royalty income related to a license agreement for certain Spine products (“Royalties”).

Biomet, Inc.

Product Net Sales

Three Month Period Ended May 31, 2013 and 2012

(in millions, except percentages, unaudited)

	Three Months Ended May 31, 2013	Three Months Ended May 31, 2012	Reported Growth %	Constant Currency* Growth %
Large Joint Reconstructive	$435.2	$439.6	(1.0)%	0.7%
Sports, Extremities, Trauma (S.E.T.)	159.2	98.2	62.1%	65.3%
Spine & Bone Healing**	67.0	81.9	(18.2)%	(17.8)%
Dental	68.5	69.2	(1.0)%	0.2%
Other	54.0	50.6	6.7%	6.8%

Net Sales	$783.9	$739.5	6.0%	7.6%

Sports, Extremities, Trauma (S.E.T.) excluding Trauma Acquisition*	104.5	98.2	6.4%	8.1%
Net Sales, excluding Trauma Acquisition and Bracing Divestiture* **	729.1	731.5	(0.3)%	1.1%

	Three Months Ended May 31, 2013 Net Sales Growth As Reported	Currency Impact*	Three Months Ended May 31, 2013 Net Sales Growth in Local Currencies*
Large Joint Reconstructive	(1.0)%	1.7%	0.7%
Knees	(1.4)%	1.5%	0.1%
Hips	(0.3)%	2.1%	1.8%
Bone Cement and Other	(1.2)%	0.5%	(0.7)%
Sports, Extremities, Trauma (S.E.T.)	62.1%	3.2%	65.3%
Sports Medicine	(0.2)%	1.5%	1.3%
Extremities	21.5%	0.8%	22.3%
Trauma	257.9%	9.3%	267.2%
Spine & Bone Healing**	(18.2)%	0.4%	(17.8)%
Spine	(8.6)%	0.5%	(8.1)%
Bone Healing**	(48.1)%	—%	(48.1)%
Dental	(1.0)%	1.2%	0.2%
Other	6.7%	0.1%	6.8%

Net Sales	6.0%	1.6%	7.6%

Sports, Extremities, Trauma (S.E.T.) excluding Trauma Acquisition*	6.4%	1.7%	8.1%
Trauma excluding Trauma Acquisition*	(11.2)%	1.9%	(9.3)%
Net Sales, excluding Trauma Acquisition and Bracing Divestiture* **	(0.3)%	1.4%	1.1%

	Three Months Ended May 31, 2013	Three Months Ended May 31, 2012	Reported Growth %	Constant Currency* Growth %
Spine & Bone Healing excluding Royalties and Bracing Divestiture*	$65.7	$70.1	(6.3)%	(5.8)%

	Three Months Ended May 31, 2013 Net Sales Growth As Reported	Currency Impact*	Three Months Ended May 31, 2013 Net Sales Growth in Local Currencies*
Spine & Bone Healing excluding Royalties and Bracing Divestiture* **	(6.3)%	0.5%	(5.8)%
Bone Healing excluding Bracing Divestiture* **	(14.6)%	—%	(14.6)%
Spine excluding Royalties*	(4.5)%	0.5%	(4.0)%

*	See Non-GAAP Financial Measures Disclosure

**	The Bracing Divestiture closed on February 28, 2013

Biomet, Inc.

Product Net Sales

Year Ended May 31, 2013 and 2012

(in millions, except percentages, unaudited)

	Year Ended May 31, 2013	Year Ended May 31, 2012	Reported Growth %	Constant Currency* Growth %
Large Joint Reconstructive	$1,696.3	$1,698.8	(0.1)%	1.7%
Sports, Extremities, Trauma (S.E.T.)	600.1	361.6	66.0%	68.4%
Spine & Bone Healing**	291.3	306.8	(5.1)%	(4.6)%
Dental	257.0	267.7	(4.0)%	(1.9)%
Other	208.2	203.2	2.5%	3.7%

Net Sales	$3,052.9	$2,838.1	7.6%	9.3%

Sports, Extremities, Trauma (S.E.T.) excluding Trauma Acquisition*	394.5	361.6	9.1%	10.5%
Net Sales, excluding Trauma Acquisition and Bracing Divestiture* **	2,825.3	2,803.8	0.8%	2.4%

	Year Ended May 31, 2013 Net Sales Growth As Reported	Currency Impact*	Year Ended May 31, 2013 Net Sales Growth in Local Currencies*
Large Joint Reconstructive	(0.1)%	1.8%	1.7%
Knees	(0.2)%	1.6%	1.4%
Hips	—%	2.1%	2.1%
Hip and Knee	(0.1)%	1.8%	1.7%
Bone Cement and Other	(0.3)%	1.8%	1.5%
Sports, Extremities, Trauma (S.E.T.)	66.0%	2.4%	68.4%
Sports Medicine	6.0%	1.6%	7.6%
Extremities	18.9%	0.9%	19.8%
Trauma	252.3%	6.3%	258.6%
Spine & Bone Healing**	(5.1)%	0.5%	(4.6)%
Spine	0.7%	0.7%	1.4%
Bone Healing**	(21.2)%	0.1%	(21.1)%
Dental	(4.0)%	2.1%	(1.9)%
Other	2.5%	1.2%	3.7%

Net Sales	7.6%	1.7%	9.3%

Sports, Extremities, Trauma (S.E.T.) excluding Trauma Acquisition*	9.1%	1.4%	10.5%
Trauma excluding Trauma Acquisition*	(3.7)%	1.6%	(2.1)%
Net Sales, excluding Trauma Acquisition and Bracing Divestiture* **	0.8%	1.6%	2.4%

	Year Ended May 31, 2013	Year Ended May 31, 2012	Reported Growth %	Constant Currency* Growth %
Spine & Bone Healing excluding Royalties and Bracing Divestiture* **	$260.0	$265.7	(2.1)%	(1.6)%

	Year Ended May 31, 2013 Net Sales Growth As Reported	Currency Impact*	Year Ended May 31, 2013 Net Sales Growth in Local Currencies*
Spine & Bone Healing excluding Royalties and Bracing Divestiture* **	(2.1)%	0.5%	(1.6)%
Bone Healing excluding Bracing Divestiture* **	(10.5)%	—%	(10.5)%
Spine excluding Royalties*	(0.4)%	0.7%	0.3%

*	See Non-GAAP Financial Measures Disclosure

**	The Bracing Divestiture closed on February 28, 2013

Biomet, Inc.

Geographic Net Sales

Three Month Period Ended May 31, 2013 and 2012

(in millions, except percentages, unaudited)

	Three Months Ended May 31, 2013	Three Months Ended May 31, 2012	Reported Growth %	Constant Currency* Growth %
Geographic Sales:
United States	$466.3	$439.5	6.1%	6.1%
Europe	188.7	182.4	3.5%	4.9%
International	128.9	117.6	9.6%	17.2%

Net Sales	$783.9	$739.5	6.0%	7.6%

	Three Months Ended May 31, 2013 Net Sales Growth As Reported	Currency Impact*	Three Months Ended May 31, 2013 Net Sales Growth Local Currencies*
United States	6.1%	—%	6.1%
Europe	3.5%	1.4%	4.9%
International	9.6%	7.6%	17.2%

Total	6.0%	1.6%	7.6%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Geographic Net Sales excluding Trauma Acquisition and Bracing Divestiture*

Three Month Period Ended May 31, 2013 and 2012

(in millions, except percentages, unaudited)

	Three Months Ended May 31, 2013	Three Months Ended May 31, 2012	Reported Growth %	Constant Currency* Growth %
Geographic Sales excluding Trauma Acquisition and Bracing Divestiture*:
United States	$435.4	$431.8	0.8%	0.8%
Europe	175.1	182.0	(3.8)%	(2.6)%
International	118.5	117.6	0.8%	7.4%

Net Sales	$729.0	$731.4	(0.3)%	1.1%

	Three Months Ended May 31, 2013 Net Sales Growth As Reported	Currency Impact*	Three Months Ended May 31, 2013 Net Sales Growth Local Currencies*
United States	0.8%	—%	0.8%
Europe	(3.8)%	1.2%	(2.6)%
International	0.8%	6.6%	7.4%

Total	(0.3)%	1.4%	1.1%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Geographic Net Sales

Year Ended May 31, 2013 and 2012

(in millions, except percentages, unaudited)

	Year Ended May 31, 2013	Year Ended May 31, 2012	Reported Growth %	Constant Currency* Growth %
Geographic Sales:
United States	$1,862.2	$1,713.3	8.7%	8.7%
Europe	710.2	702.7	1.1%	5.3%
International	480.5	422.1	13.8%	18.4%

Net Sales	$3,052.9	$2,838.1	7.6%	9.3%

	Year Ended May 31, 2013 Net Sales Growth As Reported	Currency Impact*	Year Ended May 31, 2013 Net Sales Growth Local Currencies*
United States	8.7%	—%	8.7%
Europe	1.1%	4.2%	5.3%
International	13.8%	4.6%	18.4%

Total	7.6%	1.7%	9.3%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Geographic Net Sales excluding Trauma Acquisition and Bracing Divestiture*

Year Ended May 31, 2013 and 2012

(in millions, except percentages, unaudited)

	Year Ended May 31, 2013	Year Ended May 31, 2012	Reported Growth %	Constant Currency* Growth %
Geographic Sales excluding Trauma Acquisition and Bracing Divestiture*:
United States	$1,723.9	$1,680.2	2.6%	2.6%
Europe	659.4	701.4	(6.0)%	(2.1)%
International	441.9	422.1	4.7%	8.8%

Net Sales	$2,825.2	$2,803.7	0.8%	2.4%

	Year Ended May 31, 2013 Net Sales Growth As Reported	Currency Impact*	Year Ended May 31, 2013 Net Sales Growth Local Currencies*
United States	2.6%	—%	2.6%
Europe	(6.0)%	3.9%	(2.1)%
International	4.7%	4.1%	8.8%

Total	0.8%	1.6%	2.4%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Reconciliation of Reported Consolidated Statements of Operations to Consolidated Statements of Operations, as adjusted*

Three Months and Years Ended May 31, 2013 and 2012

(in millions, except percentages, unaudited)

	(Preliminary) Three Months Ended May 31, 2013			Three Months Ended May 31, 2012
	Reported	Special Items*	As Adjusted*	Reported	Special Items*	As Adjusted*
Net sales	$783.9	$—	$783.9	$739.5	$—	$739.5
Cost of sales	260.5	(28.5)	232.0	224.5	(5.8)	218.7

Gross profit	523.4	28.5	551.9	515.0	5.8	520.8
Gross profit percentage	66.8%		70.4%	69.6%		70.4%
Selling, general and administrative expense	302.7	(18.8)	283.9	252.4	1.9	254.3
Research and development expense	43.1	(1.9)	41.2	33.6	(0.6)	33.0
Amortization	83.6	(80.2)	3.4	77.2	(72.9)	4.3
Goodwill and intangible assets impairment charge	(6.7)	6.7	—	529.8	(529.8)	—

Operating income (loss)	100.7	122.7	223.4	(378.0)	607.2	229.2
Percentage of Net Sales	12.8%		28.5%	(51.1)%		31.0%
Interest expense	88.0	—	88.0	116.4	—	116.4
Other (income) expense	5.4	(12.7)	(7.3)	8.3	—	8.3

Income (loss) before income taxes	7.3	135.4	142.7	(502.7)	607.2	104.5
Provision (benefit) for income taxes	(13.2)	22.9	9.7	(113.6)	113.0	(0.6)

Net income (loss)	$20.5	$112.5	$133.0	$(389.1)	$494.2	$105.1

Percentage of Net Sales	2.6%		17.0%	(52.6)%		14.2%

	(Preliminary) Year Ended May 31, 2013			Year Ended May 31, 2012
	Reported	Special Items*	As Adjusted*	Reported	Special Items*	As Adjusted*
Net sales	$3,052.9	$—	$3,052.9	$2,838.1	$—	$2,838.1
Cost of sales	996.5	(94.0)	902.5	894.4	(48.0)	846.4

Gross profit	2,056.4	94.0	2,150.4	1,943.7	48.0	1,991.7
Gross profit percentage	67.4%		70.4%	68.5%		70.2%
Selling, general and administrative expense	1,189.4	(76.5)	1,112.9	1,053.3	(45.8)	1,007.5
Research and development expense	150.3	(7.1)	143.2	126.8	(2.2)	124.6
Amortization	313.8	(299.6)	14.2	327.2	(314.9)	12.3
Goodwill and intangible assets impairment charge	327.4	(327.4)	—	529.8	(529.8)	—

Operating income (loss)	75.5	804.6	880.1	(93.4)	940.7	847.3
Percentage of Net Sales	2.5%		28.8%	(3.3)%		29.9%
Interest expense	398.8	—	398.8	479.8	—	479.8
Other (income) expense	177.8	(180.7)	(2.9)	17.6	—	17.6

Income (loss) before income taxes	(501.1)	985.3	484.2	(590.8)	940.7	349.9
Provision (benefit) for income taxes	(119.4)	235.6	116.2	(132.0)	230.1	98.1

Tax rate	23.8%		24.0%	22.3%		28.0%
Net income (loss)	$(381.7)	$749.7	$368.0	$(458.8)	$710.6	$251.8

Percentage of Net Sales	(12.5)%		12.1%	(16.2)%		8.9%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Other Financial Information

Reconciliation of Operating Income, as reported, to EBITDA, as adjusted*

(in millions, except percentages, unaudited)

	(Preliminary) Three Months Ended May 31, 2013	Three Months Ended May 31, 2012	(Preliminary) Year Ended May 31, 2013	Year Ended May 31, 2012
Operating income (loss), as reported	$100.7	$(378.0)	$75.5	$(93.4)
Special items from operations*	122.7	607.2	804.6	940.7

Depreciation and amortization from operations	52.5	48.5	197.2	183.8

EBITDA, as adjusted*	$275.9	$277.7	$1,077.3	$1,031.1

Net Sales	$783.9	$739.5	$3,052.9	$2,838.1
EBITDA, as adjusted, as percentage of Net Sales*	35.2%	37.6%	35.3%	36.3%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Other Financial Information

Special Items detail*

(in millions, unaudited)

	(Preliminary) Three Months Ended May 31, 2013	Three Months Ended May 31, 2012	(Preliminary) Year Ended May 31, 2013	Year Ended May 31, 2012
Purchase accounting amortization and depreciation	$81.1	$72.9	$302.7	$325.6
Stock-based compensation expense	7.3	3.8	39.6	16.0
Litigation settlements and reserves and other legal fees	25.5	(12.7)	57.9	8.6
Trauma Acquisition costs	1.9	4.6	12.2	4.6
Operational restructuring and consulting expenses related to operational initiatives (severance, building impairments, abnormal manufacturing variances and other related costs) and other	23.5	6.0	40.3	45.8
Product rationalization charges	—	—	23.1	—
Sponsor fee	2.8	2.8	11.0	10.3
Loss on extinguishment of debt	—	—	171.1	—
Goodwill and intangible assets impairment charge	(6.7)	529.8	327.4	529.8

Special items, pre-tax*	$135.4	$607.2	$985.3	$940.7

Tax effect	22.9	113.0	235.6	230.1

Special items, after tax*	$112.5	$494.2	$749.7	$710.6

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Condensed Consolidated Balance Sheets

(in millions, unaudited)

	(Preliminary) May 31, 2013	May 31, 2012
Assets
Cash and cash equivalents	$355.6	$492.4
Accounts receivable, net	531.8	491.6
Short-term investments	—	2.5
Inventories	624.0	543.2
Current deferred income taxes	119.9	52.5
Prepaid expenses and other	167.3	129.1
Property, plant and equipment, net	665.2	593.6
Intangible assets, net	3,630.2	3,930.4
Goodwill	3,839.2	4,114.4
Other assets	125.8	70.7

Total Assets	$10,059.0	$10,420.4

Liabilities and Shareholder’s Equity
Current liabilities, excluding debt	$523.8	$474.9
Current portion of long-term debt	40.3	35.6
Long-term debt, net of current portion	5,926.1	5,792.2
Deferred income taxes, long-term	1,130.9	1,257.8
Other long-term liabilities	206.1	177.8
Shareholder’s equity	2,231.8	2,682.1

Total Liabilities and Shareholder’s Equity	$10,059.0	$10,420.4

Net Debt (a)*	$5,610.8	$5,335.4

(a)	Net debt is the sum of total debt less cash and cash equivalents, as defined by the credit agreement.

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Other Financial Information

Reconciliation of Senior Secured Leverage Ratio and Total Leverage Ratio*

(in millions, except ratios, unaudited)

	May 31, 2013		May 31, 2008
Senior Secured Debt:
USD Term Loan	$2,221.1		$2,328.3
EUR Term Loan	1,074.3		1,355.2
Asset Based Revolver	—		—
Cash Flow Revolvers	—		—

Consolidated Senior Secured Debt	3,295.4	A	3,683.5	E
Senior Notes	2,662.7		2,570.7
Asian Ops Facility	6.0		—
European Facilities	2.3		46.6

Consolidated Total Debt	5,966.4		6,300.8
Cash and Cash Equivalents* **	(355.6	) B	(127.6	) F

Net Debt*	$5,610.8	C	$6,173.2	G

LTM Adjusted EBITDA
Quarter 1 Fiscal 2013 Adjusted EBITDA	237.8
Quarter 2 Fiscal 2013 Adjusted EBITDA	288.2
Quarter 3 Fiscal 2013 Adjusted EBITDA	275.4
Quarter 4 Fiscal 2013 Adjusted EBITDA	275.9
“Run Rate” Cost Savings**	—

Quarter 4 2013 LTM Adjusted EBITDA*	$1,077.3	D

Fiscal 2008 LTM Adjusted EBITDA			829.1
“Run Rate” Cost Savings**			57.0

Fiscal 2008 LTM Adjusted EBITDA*			$886.1	H

Senior Secured Leverage Ratio*	2.73	A+B / D	4.01	E+F / H
Total Leverage Ratio*	5.21	C / D	6.97	G / H

*	See Non-GAAP Financial Measures Disclosure
**	As defined by the Amended and Restated Credit Agreement dated August 2, 2012

Biomet, Inc.

Consolidated Statement of Cash Flows and GAAP Operating Cash Flow Reconciled to Free Cash Flow*

& Unlevered Free Cash Flow*

(in millions, unaudited)

	Fiscal 2013
	(Preliminary) Three Months Ended May 31, 2013	(Preliminary) Year Ended May 31, 2013
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net income (loss)	$20.5	$(381.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	130.6	495.4
Amortization and write off of deferred financing costs	3.7	31.0
Stock-based compensation expense	6.0	38.3
Loss on extinguishment of debt	—	155.2
Provision for doubtful accounts receivable	(4.5)	(4.9)
Realized gain on investments	—	(0.2)
Goodwill and intangible assets impairment charge	(6.7)	327.4
Deferred income taxes	(25.9)	(191.3)
Other	11.8	17.7
Changes in operating assets and liabilities, net of acquired assets:
Accounts receivable	12.7	(40.4)
Inventories	(2.3)	(35.9)
Prepaid expenses	0.8	(7.1)
Accounts payable	24.6	(3.4)
Income taxes	(32.3)	(26.8)
Accrued interest	12.3	(0.3)
Accrued expenses and other	43.4	95.5

Net cash provided by operating activities	194.7	468.5
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Proceeds from sales/maturities of investments	—	5.5
Purchases of investments	—	(6.4)
Proceeds from sale of assets	—	14.0
Capital expenditures	(54.3)	(204.0)
Acquisitions, net of cash acquired - Trauma Acquisition	—	(280.0)
Other acquisitions, net of cash acquired	(0.5)	(17.7)

Net cash used in investing activities	(54.8)	(488.6)
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Debt:
Payments under European facilities	(0.3)	(1.3)
Payments under senior secured credit facilities	(8.3)	(33.5)
Proceeds under revolvers/facility	6.6	86.6
Payments under revolvers/facility	(0.6)	(80.6)
Proceeds from senior and senior subordinated notes due 2020 and term loans	—	3,396.2
Tender/retirement of Senior notes due 2017 and term loans	—	(3,423.0)
Payment of fees related to refinancing activities	(1.2)	(79.0)
Equity:
Repurchase of LVB Acquisition, Inc. shares	—	(0.1)

Net cash used in financing activities	(3.8)	(134.7)
Effect of exchange rate changes on cash	2.1	18.0

Increase (decrease) in cash and cash equivalents	138.2	(136.8)
Cash and cash equivalents, beginning of period	217.4	492.4

Cash and cash equivalents, end of period	$355.6	$355.6

Free Cash Flow*(1)	$140.4	$264.5
Add back: cash paid for interest	73.1	388.6

Unlevered Free Cash Flow* (2)	$213.5	$653.1

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$73.1	$388.6

Income taxes	$32.5	$81.5

(1)	Defined as cash flow from operations less capital expenditures
(2)	Defined as Free Cash Flow plus cash paid for interest. Commonly used by companies that are highly leveraged to show how assets perform before interest payments.

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.

Consolidated Statement of Cash Flows and GAAP Operating Cash Flow Reconciled to Free Cash Flow*

& Unlevered Free Cash Flow*

(in millions, unaudited)

	Fiscal 2012
	Three Months Ended May 31, 2012(1)	Year Ended May 31, 2012(1)
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss	$(388.1)	$(457.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	121.4	509.4
Amortization and write off of deferred financing costs	2.8	11.1
Goodwill and intangible assets impairment charge	529.8	529.8
Stock-based compensation expense	3.8	16.0
Recovery of doubtful accounts receivable	(2.7)	(5.3)
Realized gain on investments	(0.1)	(2.0)
Loss on impairment of investments	0.8	20.1
Property, plant and equipment impairment charge	—	0.4
Deferred income taxes	(84.6)	(205.3)
Other	(2.5)	(4.5)
Changes in operating assets and liabilities, net of acquired assets:
Accounts receivable	1.8	(36.6)
Inventories	3.8	13.4
Prepaid expenses	(11.1)	(12.3)
Accounts payable	33.1	28.9
Income taxes	(48.1)	(29.0)
Accrued interest	(69.3)	(7.6)
Accrued expenses and other	(4.8)	8.6

Net cash provided by operating activities	86.0	377.3
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Proceeds from sales/maturities of investments	0.1	42.1
Purchases of investments	(0.1)	(0.4)
Proceeds from sale of property and equipment	1.0	14.7
Capital expenditures	(56.6)	(179.3)
Acquisitions, net of cash acquired	(6.7)	(21.1)

Net cash used in investing activities	(62.3)	(144.0)
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Debt:
Payments under European facilities	(0.3)	(1.4)
Payments under senior secured credit facilities	(8.8)	(35.4)
Equity:
Repurchase of LVB Acquisition, Inc. shares	(0.1)	(1.3)

Net cash used in financing activities	(9.2)	(38.1)
Effect of exchange rate changes on cash	(18.1)	(30.6)

Increase in cash and cash equivalents	(3.6)	164.6
Cash and cash equivalents, beginning of period	496.0	327.8

Cash and cash equivalents, end of period	$492.4	$492.4

Free Cash Flow*(2)	$29.4	$198.0
Add back: cash paid for interest	183.1	477.1

Unlevered Free Cash Flow* (3)	$212.5	$675.1

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$183.1	$477.1

Income taxes	$18.1	$95.0

(1)	Certain amounts have been adjusted to conform to the current presentation.
(2)	Defined as cash flow from operations less capital expenditures
(3)	Defined as Free Cash Flow plus cash paid for interest. Commonly used by companies that are highly leveraged to show how assets perform before interest payments.

*	See Non-GAAP Financial Measures Disclosure